EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Regions Financial Corporation and in the related Prospectuses of our reports dated February 24, 2011, with respect to the consolidated financial statements of Regions Financial Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of Regions Financial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2010:

Form S-8 No. 333-135604 pertaining to the stock options and other equity interests issuable under the Regions Financial Corporation 2006 Long Term Incentive Plan;

Form S-8 No. 333-138460 pertaining to the stock options and other equity interests issued, issuable, or assumed under:

AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan

AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan

First American Corporation 1999 Broad-Based Employee Stock Option Plan

Deposit Guaranty Corporation Long Term Incentive Plans

First American Corporation 1991 Employee Stock Incentive Plan

AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan

Pioneer Bancshares, Inc. Long Term Incentive Plan

AmSouth Bancorporation Stock Option Plan for Outside Directors

AmSouth Bancorporation Thrift Plan

AmSouth Bancorporation Deferred Compensation Plan and Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation

AmSouth Bancorporation Employee Stock Purchase Plan

Form S-3 No. 33-59735 pertaining to the registration of $200,000,000 subordinated debt securities;

Form S-3 No. 333-54552 pertaining to the registration of $1,000,000,000 debt and equity securities;

Form S-3 No. 333-74102-01 pertaining to the registration of $1,500,000,000 debt and equity securities;

Form S-8 No. 333-117272 pertaining to the stock options and other equity interests issued, issuable, or assumed under:

Regions Financial Corporation 1999 Long Term Incentive Plan

Regions Financial Corporation Amended and Restated 1991 Long Term Incentive Plan

Regions Financial Corporation Amended and Restated Directors’ Stock Incentive Plan

Regions Financial Corporation 401(K) Plan

Regions Financial Corporation Supplemental 401(K) Plan

First Alabama Bancshares, Inc. 1988 Stock Option Plan

Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees

Union Planters Corporation Amended and Restated 1992 Stock Incentive Plan

Union Planters Corporation 401(K) Retirement Savings Plan

Union Planters Corporation Amended and Restated 1996 Deferred Compensation Plan For Executives and pertaining to options assumed by Regions Financial resulting from the acquisitions by former Regions Financial Corporation of

First Community Banking Services, Inc

First Bancshares, Inc.

First Commercial Corporation

Florida First Bancshares, Inc.

First State Corporation

First National Bancorp

GF Bancshares, Inc.

Greenville Financial Corporation

Minden Bancshares, Inc.

Morgan Keegan, Inc.

PALFED, Inc.

Park Meridian Financial Corporation

Bullsboro Bancshares, Inc.

VB&T Bancshares Corp. and pertaining to options assumed by Regions Financial resulting from the acquisition by Union Planters Corporation of

Capital Bancorporation, Inc.

Capital Factors Holding, Inc.

Capital Savings Bancorp, Inc.

Grenada Sunburst System Corporation

Leader Financial Corporation

Magna Group, Inc.

People’s First Corporation

Ready State Bank

Strategic Outsourcing, Inc.

Valley Federal Savings Bank

Form S-3 No. 333-124337 pertaining to the registration of $2,000,000,000 debt and equity securities;

Form S-3 No. 333-126797 pertaining to the securities registered on Form S-3 No. 333-124337; and

Form S-3 ASR No. 333-142839 pertaining to the registration of debt and equity securities;

Form S-8 No. 333-161603 pertaining to common stock in connection with various employee benefit plans and other equity interests issued, issuable, or assumed under:

AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan

AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan

First American Corporation 1999 Broad-Based Employee Stock Option Plan

Deposit Guaranty Corporation Long Term Incentive Plans

First American Corporation 1991 Employee Stock Incentive Plan

AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan

AmSouth Bancorporation Stock Option Plan for Outside Directors

Regions Financial Corporation 401(K) Plan (formerly AmSouth Bancorporation Thrift Plan)

AmSouth Bancorporation Deferred Compensation Plan and Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation

AmSouth Bancorporation Employee Stock Purchase Plan

Amendment No. 3 to Form S-4 No. 333-159353 pertaining to the offer to exchange up to 110 million shares of common stock for all outstanding 6.625% trust preferred securities issued by Regions Financing Trust II;

Form S-3 ASR No. 333-165056 pertaining to the registration of debt and equity securities; and

Form S-8 No. 333-166924 pertaining to the stock options and other equity interests issuable under the Regions Financial Corporation 2010 Long Term Incentive Plan.

/s/ Ernst & Young LLP

February 24, 2011

Birmingham, AL